Exhibit 5.2

Kantrow, Spaht, Weaver & Blitzer
(A Professional Law Corporation)
Attorneys At Law
Suite 300 • City Plaza
445 Northern Boulevard
Post Office Box 2997
Baton Rouge, Louisiana 70821-2997

July 11, 2006

Edgen Corporation

18444 Highland Road

Baton Rouge, Louisiana  70809

Re:               Registration Statement on Form S-4
SEC Registration No. 333-133311

Ladies and Gentlemen:

We have acted as special Louisiana counsel to Edgen Louisiana Corporation, a Louisiana corporation (“Edgen Louisiana”), Edgen Alloy Products Group, L.L.C., a Louisiana limited liability company (“Edgen Alloy”) and Edgen Carbon Products Group, L.L.C., a Louisiana limited liability company (“Edgen Carbon” and together with Edgen Alloy, the “LLC Subsidiary Guarantors”, and the LLC Subsidiary Guarantors together with Edgen Louisiana, the “Subsidiary Guarantors”), in connection with a Registration Statement on Form S-4 (Registration No. 333-133311) originally filed by Edgen Corporation, a Nevada corporation (“Edgen”), the Subsidiary Guarantors and Murray International Metals, Inc. (the “Texas Subsidiary”, the Texas Subsidiary together with the Subsidiary Guarantors, the “Guarantors”) on April 14, 2006 with the Securities and Exchange Commission (the “Commission”), as amended by Amendment No. 1 filed with the Commission on June 23, 2006, and as further amended by Amendment No.2 filed with the Commission on the date hereof (as amended, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), and the Trust Indenture Act of 1939, as amended.  Upon the effectiveness of and pursuant to the Registration Statement, Edgen and the Guarantors propose to offer to exchange (the “Exchange Offer”) up to $31,000,000 aggregate principal amount of Edgen’s 9-7/8% Senior Secured Notes due 2011 (the “Exchange Notes”) and the Guarantors’ guarantees thereof  (the “Exchange Guarantees”) issued in a transaction registered under the Securities Act in exchange for an equal aggregate principal amount of Edgen’s outstanding 9-7/8% Senior Secured Notes due 2011 issued on December 16, 2005 and the Guarantors’ guarantees thereof, pursuant to the Registration Rights Agreement, dated as of December 16, 2005, by and among Jefferies & Company, Inc., and the Guarantors.  The Exchange Notes and the Exchange Guarantees are to be issued pursuant to the terms of the Indenture, dated as of February 1, 2005, as supplemented by the Supplemental Indenture, dated as of February 1, 2005, by and among Edgen (as successor in interest to Edgen Acquisition Corporation), the Subsidiary Guarantors and The Bank of New York, as trustee

(the “Trustee”) and collateral agent (the “Collateral Agent”) (the “Existing Indenture”) and the Second Supplemental Indenture dated as of December 16, 2005 by and among Edgen, the Guarantors, the Trustee and the Collateral Agent (the “Second Supplemental Indenture”; the Existing Indenture as supplemented by the Second Supplemental Indenture, the “Indenture”).

For the purpose of rendering this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true copies, of the following records, documents, instruments and certificates:

(a)                                  an executed copy of the Indenture;

(b)                                 the Exchange Notes (including the Exchange Guarantees) in the form attached as an exhibit to the Registration Statement;

(c)                                  the Articles of Incorporation and Bylaws, and the Articles of Organization and Operating Agreement, as the case may be, each as amended to date, of each of the Subsidiary Guarantors;

(d)                                 a Certificate of Good Standing issued by the Louisiana Secretary of State on July 7, 2006, with respect to the good standing in Louisiana of each of the Subsidiary Guarantors; and

(e)                                  such company records, proceedings, minutes, consents, actions and resolutions of the board of directors, or committees thereof, the stockholders, the members and the managers, as the case may be, of each of the Subsidiary Guarantors as we have deemed necessary as a basis for the opinions expressed below.

Without limiting the generality of the foregoing, in rendering this opinion, we have assumed without independent verification that: (i) all documents that we examined accurately describe and contain the mutual understanding of the parties thereto and there are no oral or written agreements or understandings, and there is no course of prior dealing between any of the parties, that would in any manner vary or supplement the terms and provisions of such documents, or of the relationships set forth therein, or which would constitute a waiver of any of the provisions thereof by the actions or conduct of the parties or otherwise, or which would have an effect on the opinions rendered herein; (ii) each natural person executing a document has sufficient legal capacity to do so; (iii) all documents submitted to us as originals are authentic, the signatures on all documents that we have examined are genuine, and all documents submitted to us as certified, conformed, photostatic, facsimile or electronic copies conform to the original document; and (iv) all copies of company records made available to us by or on behalf of the Subsidiary Guarantors and all public records we have reviewed are accurate and complete.

We are qualified to practice law in the State of Louisiana.  The opinions set forth herein are expressly limited to the effect on the subject transaction only of the internal laws of the State of Louisiana and we do not purport to be experts on, or to express any opinion with respect to the applicability thereto, or to the effect thereon, of, the laws of any other jurisdiction or as to matters of local law or the laws of local governmental departments or agencies within the state.  We express no opinion herein concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal law, including any federal securities law, rule or regulation, or any state securities or Blue Sky laws, rules or regulations.

Based upon the foregoing and subject to such legal and other considerations we have deemed appropriate, and subject to the qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.             Edgen Louisiana has been duly incorporated and is validly existing and in good standing under the laws of the State of Louisiana.  The LLC Subsidiary Guarantors have been duly organized and are validly existing and in good standing under the laws of the State of Louisiana.  With your consent, we have relied for purposes of the opinions set forth in Paragraph 1 with respect to the existence and good standing of the Subsidiary Guarantors, solely on Certificates of Good Standing for the Subsidiary Guarantors issued by the Secretary of State of the State of Louisiana dated July 7, 2006.

2.             Edgen Louisiana had all requisite corporate power and authority to execute and deliver the Indenture when it was executed and delivered by Edgen Louisiana and has all requisite corporate power and authority to perform its obligations under the Indenture. Each of the LLC Subsidiary Guarantors had all requisite limited liability company power and authority to execute and deliver the Indenture when it was executed and delivered by the LLC Subsidiary Guarantors and has all requisite limited liability company power and authority to perform its obligations under the Indenture. The execution and delivery of the Indenture and the performance of its respective obligations under the Indenture have been duly and validly authorized by each Subsidiary Guarantor.  The Indenture has been duly executed and delivered by each of the Subsidiary Guarantors.

3.             Edgen Louisiana has all requisite corporate power and authority to execute, deliver and perform its obligations under the Exchange Guarantees.  Each of the LLC Subsidiary Guarantors has all requisite limited liability company power and authority to execute, deliver and perform its obligations under the Exchange Guarantees.  The execution, delivery and performance of the Exchange Guarantees have been duly and validly authorized by each of the Subsidiary Guarantors.

The opinions expressed herein are based upon the applicable laws in effect and facts in existence as of the date of this letter.  In delivering this letter to you, we assume no obligation, and we advise you that we shall make no effort, to update the opinions set forth herein, to conduct any inquiry into the continued accuracy of such opinions, or to apprise any addressee hereof, or its counsel or its assignees, of any facts, matters, transactions, events or occurrences taking place, and of which we may acquire knowledge, after the date of this letter, or of any change in any applicable laws or facts occurring after the date of this letter, which may affect the opinions set forth herein.  No opinions are offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions herein.

This opinion is being furnished to you pursuant to and is solely for your benefit and the benefit of the Subsidiary Guarantors in connection with the Registration Statement, and may not be relied upon for any other purpose, or relied upon by, quoted from, or referred, circulated or furnished to, any other person, firm or entity for any purpose without our prior written consent in each instance, with the exception noted in the paragraph directly below.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name in the prospectus contained therein, under the caption “Legal Matters.” In giving such consent we do not thereby admit that we come within the category of persons whose consent is required under the Securities Act or the rules and regulations promulgated thereunder.

The foregoing expresses our legal opinion as to the matters set forth above based upon our professional knowledge and judgment.  This opinion should not be considered as a guaranty that a court considering such matters would not rule in a manner contrary to the opinions set forth above.

Very truly yours,

KANTROW, SPAHT, WEAVER & BLITZER
(A PROFESSIONAL LAW CORPORATION)

/s/ Kantrow, Spaht, Weaver & Blitzer
(A Professional Law Corporation)